As filed with the Securities and Exchange Commission on June 29, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BETTER CHOICE COMPANY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4813	83-4284557
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12400 Race Track Road
Tampa, Florida 33626
Telephone: (813) 659-5921
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Louis Lombardo, Esq. Denis Dufresne, Esq. Meister Seelig & Fein LLP 125 Park Avenue, 7th Floor New York, New York 10017 Tel: (212) 655-3500 Fax: (212) 655-3535	Nolan Taylor, Esq. David Marx, Esq. Dorsey & Whitney, LLP 111 South Main Street, Suite 2100 Salt Lake City, Utah 84111 Tel: (801) 933-7360 Fax: (801) 933-7373

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. X 333-256405

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	X	Smaller reporting company	X
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value share	$5,500,000	$600.05

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-256405), as amended, is hereby registered. This represents only the additional number of securities being registered and does not include the securities that the Registrant previously registered on the Related Registration Statement. The registrant previously paid a registration fee in connection with the Registration Statement on Form S-1 (File No. 333-256405), in an amount sufficient to cover the fee payable in the proposed maximum aggregate offering price including the fee payable herewith.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the independent registered public accounting firm of Better Choice Company Inc. (“Company”). This registration statement relates to the Company’s registration statement on Form S-1 (File No 333-256405), as amended, including the exhibits and power of attorney thereto (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission (the “Commission”) on June 29, 2021. The Company is filing this registration statement for the sole purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $5,500,000. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on June 29, 2021.

BETTER CHOICE COMPANY INC.

By:	/s/ Scott Lerner
Scott Lerner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott Lerner	Chief Executive Officer (Principal Executive Officer)	June 29, 2021
Scott Lerner

/s/ Sharla A. Cook	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2021
Sharla A. Cook

*	Director	June 29, 2021
Jeff D. Davis

*	Director	June 29, 2021
Gil Fronzaglia

*	Director	June 29, 2021
Lori Taylor

*	Director	June 29, 2021
John M. Word III

*	Director	June 29, 2021
Michael Young

*By: Sharla A. Cook as attorney-in-fact
/s/ Sharla A. Cook
Sharla A. Cook

EXHIBIT INDEX

Exhibit Number

Description

5.1	Opinion of Meister Seelig & Fein LLP as to legality of the securities being registered.
23.1	Consent of Ernst and Young LLP
23.2	Consent of Meister Seelig & Fein LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page to the Registration Statement File Number: 333-256405 on Form S-1 filed on May 24, 2021)